Exhibit 10.2

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (the “Agreement”), dated as of May 15, 2019, is by and among Spherix Inc. (each a “Buyer” and collectively, the “Buyers”) and seller signatory hereto (each a “Seller” and collectively, the “Sellers”). If there is only one Buyer or one Seller party to this Agreement, all references to Buyers or Sellers in the plural shall instead be deemed to refer to Buyer or Seller in the singular, respectively.

W I T N E S E T H:

WHEREAS, the Sellers own 50,000 shares of common stock, $0.0001 par value per share (the “CBM Shares”), that were issued by CBM Biopharma, Inc., a Delaware corporation (the “CBM”) pursuant to a Securities Purchase Agreement (the “CBM SPA”) executed on January 25, 2018;

WHEREAS, the Sellers own certain securities and uncertificated rights issued by DatChat, Inc., a Nevada corporation all of which have been scheduled on Annex I (the “DatChat Securities” and collectively with the CBM Shares, the “Securities”), (“DatChat”, and CBM, collectively may be referred to as the “Issuers”). The DatChat Securities were purchased Pursuant to the transaction documents dated January 25, 2018 and amended on January 31, 2019 and April 5, 2019.

WHEREAS, subject to the terms and conditions of this Agreement, the parties hereto desire that the Sellers sell, transfer, convey and assign to Buyers, and Buyers purchase and acquire from the Sellers, the Shares and any and all rights and benefits incident to the ownership thereof;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.      Sale and Purchase of Securities; Settlement.

1.1       Sale and Purchase.

(a)       Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below), each Seller shall sell, convey, assign and deliver to the Buyers, and each Buyer shall purchase from the Sellers, the applicable Securities and any and all rights and benefits incident to the ownership thereof, in each case in the quantities set forth on Annex I attached hereto and in the transaction documents

(b)       The aggregate purchase price for each Buyer and Seller is as set forth on Annex I attached hereto.

(c)       Within ten (10) Business Days after the date hereof (such tenth Business Day being the “Closing Date”) each Seller shall deliver or cause to be delivered to the applicable Issuer: (i) the certificate or other documents representing the Securities (the “Share Certificate”) issued by the applicable Issuer; (ii) all necessary executed assignment forms required to transfer the applicable Securities to the Buyers or their designees, (iii) notice of the transfer of any of the Seller’s rights under the applicable transaction documents to Buyer, and (iv) written confirmation that all conditions to transfer the Securities have been met.

(d)       Upon delivery by the Sellers to the applicable Issuer and the Buyers (as applicable) of the documents referred to in Section 1.1(c) above, each Buyer will pay the applicable purchase price, in full to the applicable Seller by wire transfer of immediately available funds to an account or accounts designated by the applicable Seller on Annex I attached hereto, in such amounts as set forth on Annex I attached hereto.

(e)       The parties shall work together in good faith to cause the each Issuer to deliver the applicable Securities to the Buyer and cooperate on any legal opinions that may be required. However, delivery by the Sellers to the applicable Issuer (of the documents set forth in Section 1.1(c) above shall constitute compliance by the Sellers of all of their obligations to the Buyers under this Agreement.

Section 2.      Representations and Warranties of Buyers. Each Buyer represents and warrants to the Sellers, as of the date hereof and as of the Closing Date, as follows:

2.1       Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, partnership or other applicable power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder, and the execution, delivery and performance by such Buyer of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Buyer. This Agreement, when executed and delivered by such Buyer, will constitute a valid and legally binding obligation of such Buyer, enforceable against such Buyer in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (c) to the extent the indemnification provisions contained herein may be limited by federal or state securities laws.

2.2       No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which such Buyer is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which such Buyer is a party.

2.3       Advice. (i) Such Buyer is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Sellers or any of the Sellers’ directors, officers, employees, agents, representatives or advisers, (ii) neither of the Sellers nor any of the Sellers’ directors, officers, employees, agents, representatives or advisers has given to such Buyer (directly or indirectly through any other person) any assurance, guarantee or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence or benefit (including legal, regulatory, tax, financial, accounting or otherwise) as to the purchase by such Buyer of the Securities, (iii) such Buyer has reviewed all information that it believes is necessary or appropriate in connection with its purchase of the Securities and has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent it has deemed necessary, and it has made its own investment decision based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by either Sellers or any of the Sellers’ directors, officers, employees, agents, representatives or advisers, and (iv) such Buyer has such knowledge and experience in financial, business and international investment matters that it is capable of evaluating the merits and risks of investing in the Company and purchasing the Securities and properly understands the risks associated with its entry into this Agreement, and such Buyer can bear the potential losses that may result from its investment in the Company and purchase of the Securities.

2.4       No Litigation. There is no action, suit, proceeding, judgment, claim or investigation pending, or to the knowledge of such Buyer, threatened against such Buyer which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

2.5       Buyer Status. At the time such Buyer was offered the Securities, it was, at the date hereof it is, and on the Closing Date it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

2.6       Consents. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person is required for the valid authorization, execution, delivery and performance by such Buyer of this Agreement and the consummation of the transactions contemplated hereby.

2.7       Non-Public Information. Such Buyer is not purchasing the Securities “on the basis of” (as defined in Rule 10b5-1 of the Exchange Act) any material, non-public information about the Securities or the applicable Issuer.

Section 3.      Representations and Warranties of the Sellers. Each Seller represents and warrants to the Buyers, as of the date hereof and as of the Closing Date, as follows:

3.1       Authorization of Agreement. Such Seller is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, partnership or other applicable power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder, and the execution, delivery and performance by such Seller of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Seller. This Agreement, when executed and delivered by the Seller, will constitute a valid and legally binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (c) to the extent the indemnification provisions contained herein may be limited by federal or state securities laws.

3.2       Title to the Securities. Such Seller is the lawful owner of the applicable Securities listed under its name on Annex I attached hereto with good and marketable title thereto, and, other than any restrictions contained in the applicable SPA or in the restrictive legends on the Share Certificate, such Seller has the absolute right to sell, assign, convey, transfer and deliver such Securities and any and all rights and benefits incident to the ownership thereof, all of which rights and benefits are transferable by the such Seller to the applicable Buyer pursuant to this Agreement, free and clear of all the following (collectively called “Claims”) of any nature whatsoever, including any security interests, liens, pledges, claims (pending or threatened), charges, escrows, encumbrances, lock-up arrangements, options, rights of first offer or refusal, community property rights, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral and whether or not relating in any way to credit or the borrowing of money. Delivery to the applicable Buyer of the Securitieswill (i) pass good and marketable title to the Securities to such Buyer, free and clear of all Claims (assuming that the such Buyer is a bona fide purchaser within the meaning of Section 8-302 of the New York Uniform Commercial Code), and (ii) convey, free and clear of all Claims, any and all rights and benefits incident to the ownership of such Securities.

3.3       No Conflicts; Advice. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which such Seller is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which such Seller is a party. Such Seller has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its sale of the Securities.

3.4       No Litigation. There is no action, suit, proceeding, judgment, claim or investigation pending, or to the knowledge of such Seller, threatened against such Seller which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

3.5       Consents. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person is required for the valid authorization, execution, delivery and performance by such Seller of this Agreement and the consummation of the transactions contemplated thereby.

3.6       Bankruptcy. Such Seller is not under the jurisdiction of a court in a Title 11 or similar case (within the meaning of Bankruptcy Code Section 368(a)(3)(A) (or related provisions)) or involved in any insolvency proceeding or reorganization.

3.7       Employees and Affiliates. Such Seller is not, as of the date of this representation, and has not been for the last one hundred and twenty (120) days, an employee, officer, director or direct or indirect beneficial owner of more than ten percent (10%) of any class of equity security of the applicable Issuer, or of any entity, directly or indirectly, controlling, controlled by or under common control with the applicable Issuer, or otherwise been an “affiliate” as that term is used in Rule 144. For purposes of this paragraph, such “Seller” includes any person that would be included with such Seller for purposes of Rule 144(a)(2).

3.8       Non-Public Information. Such Seller is not selling the Securities “on the basis of” (as defined in Rule 10b5-1 of the Exchange Act) any material, non-public information about the Securities or the applicable Issuer.

3.9       No Further Ownership. Following the transfer of the Securities to the Buyer hereunder, the Seller will no longer hold any debt or equity interest in the either Issuer.

Section 4.      Survival of Representations and Warranties; Etc. All representations and warranties of Buyers and the Sellers shall survive the Closing Date. Seller may rely upon this Agreement for the purpose of assuring its compliance with applicable law.

Section 5.       Indemnification.

Each Seller hereto shall indemnify, defend and hold harmless, the Buyers (and their respective affiliates, directors, officers, employees, successors and assigns) from and against any and all losses, claims, damages, liabilities and expenses based upon, arising out of or otherwise in respect of, any inaccuracy in, or any breach of, the representations or warranties of such Seller and the covenants or agreements made by such Seller in this Agreement.

Each Buyer hereto shall indemnify, defend and hold harmless, the Sellers (and their respective affiliates, directors, officers, employees, successors and assigns) from and against any and all losses, claims, damages, liabilities and expenses based upon, arising out of or otherwise in respect of, any inaccuracy in, or any breach of, the representations or warranties of such Buyer and the covenants or agreements made by such Buyer in this Agreement.

Section 6.       Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by fax (upon confirmation of receipt) or electronic mail, or 72 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth below.

Buyers:

Spherix, Inc.

One Rockfellar Plaza

11th Floor

New York, New York 10020

Attn: Anthony Hayes, CEO

e-mail: ahayes@spherix.com

Sellers:

Section 7.      Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, and permitted assigns.

Section 8.      Counterparts. This Agreement may be executed via facsimile in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 9.     Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 10.    Entire Agreement. This Agreement represents the entire agreement of the parties hereto and thereto with respect to the matters contemplated hereby and thereby, and there are no written or oral representations, warranties, understandings or agreements with respect thereto except as expressly set forth herein and therein.

Section 11.    Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by each party or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.

Section 12.    Confidentiality and Lack of Materiality.

The Buyers hereby agree, without the prior written consent of the Sellers, to not disclose, and to otherwise keep confidential, the sale of the Securities contemplated hereby; provided, however, that the Buyers may disclose information regarding such sale to its respective accountants, attorneys, limited partners, shareholders and other interest holders, or as required by law or legal process. Buyers confirm that both (a) the transactions contemplated herein do not constitute material information regarding Buyers’ common stock and the Buyers will not file a Form 8-k with respect to the transactions contemplated herein and (b) the identity of the Sellers will not be included in any of the Buyers’ public filings or disclosures.

Neither this Agreement nor the transactions contemplated herby are material to the Buyer and no material, non-public information has been provided to the Seller by the Buyer or any of its subsidiaries or any of their respective officers, directors, employees or agents. As of the date hereof, the Buyer acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, if any, whether written or oral, between the Buyer, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Seller or any of its affiliates, on the other hand, shall terminate. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Buyer expressly acknowledges and agrees that the Seller shall not have (unless expressly agreed to by the Seller after the date hereof in a written definitive and binding agreement executed by the Buyer and the Seller), any duty of confidentiality with respect to, or a duty to the Buyer not to trade on the basis of, any material, non-public information regarding the Buyer or any of its subsidiaries.

Section 13.     Further Assurances. Each of the Buyers and the Sellers hereby agrees and provides further assurances that it will, in the future, execute and deliver any and all further agreements, certificates, instruments and documents and do and perform or cause to be done and performed, all acts and things as may be necessary or appropriate to carry out the intent and accomplish the purpose of this Agreement.

Section 14.     Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. Nothing contained in this Section 14 is intended to limit the applicability of Section 15.

Section 15.      Dispute Resolution.

(a)       All disputes or claims arising under or in any way relating to this Agreement shall be settled by arbitration before a panel of three arbitrators (with one designated by the Buyers and one designated by the Sellers, and the third arbitrator designated by the first two) pursuant to the rules of the American Arbitration Association. Any arbitrator designated by a Buyer or a Seller must be an “Independent Person.” For the purposes of this Section 15, an “Independent Person” shall be an individual who is not and has not been (i) a director, officer, employee, agent or shareholder of any party hereto, (ii) a consultant to any party hereto, (iii) a person with a direct or indirect financial interest in any contract with any party hereto, (iv) a director, officer or key employee of a company at a time when such company was party to a contract with any party hereto, or (v) a relative of any person referred to in clauses (i), (ii), (iii) or (iv) above. As used in the immediately preceding sentence, the term “any party hereto” shall be deemed to include any affiliates of the parties hereto. Any such arbitration shall take place in New York City. Arbitration may be commenced at any time by any party hereto giving written notice to the other parties hereto that such dispute has been referred to arbitration under this Section 15. The third arbitrator shall be selected as prescribed above, but if the first two arbitrators do not so agree within 30 days after the date of the notice referred to above, the selection shall be made pursuant to the rules of the American Arbitration Association from the Commercial Arbitration Panel maintained by such Association. Any award rendered by the arbitrators shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrators giving the reasons for the award. In making such award, the arbitrators shall be authorized to award interest on any amount awarded. This provision for arbitration shall be specifically enforceable by each of the Sellers and Buyers and the decision of the arbitrators in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Each of the Sellers and the Buyers shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equally shared; provided, however, that if in the opinion of the arbitrators any claim or any defense or objection thereto was frivolous or in bad faith, the arbitrators may assess, as part of the award, all or any part of the arbitration expenses of the opposing party (including reasonable attorneys’ fees) and of the arbitrators against the party raising such unreasonable claim, defense or objection.

(b)       The parties hereto acknowledge that a breach of this Section 15 would result in irreparable injury to the non-breaching party, and the non-breaching party will be entitled to seek equitable relief, including specific performance, to enforce the provisions of this Section 15.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above-written.

BUYER:

Spherix Inc.

By:
Name:
Title:

SELLER:

By:
Name:
Title:

ANNEX I

50,000 shares of common stock, $0.0001 par value per share, of CBM Biopharma, Inc.

$300,000 principal of DatChat Senior Convertible Note currently in default and subject to forbearance agreements executed January 31, 2019 and April 5, 2019

2,250,000 quantity of DatChat Warrant to Purchase Common Stock at an initial exercise price of $0.20

Option to consummate an “Additional Closing” pursuant to the January 25, 2018 Securities Purchase Agreement and acquire an additional $300,000 principal of DatChat Senior Convertible Notes and 1,500,000 quantity of DatChat Warrant to Purchase Common Stock.

Contingent option to purchase 500,000 shares of DatChat common stock from [an existing DatChat stockholder] pursuant to the Option Agreement.

Contingent option to put 200,000 shares of DatChat common stock to the company pursuant to the January 25, 2018 Securities Purchase Agreement, as amended on January 31, 2019 and April 5, 2019

Each of the positions described herein is subject to any restrictions contained in the applicable transaction documents or in any restrictive legends on the applicable certificate, if any.

Aggregate Purchase Price: $350,000

Seller Wire Instructions:

 11